EXHIBIT 23.2

MOORE & ASSOCIATES, CHARTERED
ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form S-1/A of Consolidation Services, Inc. (A Development Stage Company), of our report dated March 26, 2008 on our audit of the financial statements of Consolidation Services, Inc. (A Development Stage Company) as of December 31, 2007, and the related statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2007 and since inception on January 26, 2007, our report dated May 27, 2008 on our audit of the financial statements of Buckhorn Resources, LLC (A Development Stage Company) as of December 31, 2007 and December 31, 2006, and the related statements of operations, members’ equity and cash flows for the years ended December 31, 2005, 2006, and 2007, and since inception on October  10, 2004, and the reference to us under the caption “Experts.”

/s/ Moore & Associates Chartered

Las Vegas, Nevada
September 25, 2008